UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 9, 2005

AMERICA FIRST APARTMENT INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-49986	47-0858301
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1004 Farnam Street, Suite 400 Omaha, Nebraska	68102
(Address of principal executive offices)	(Zip Code)

                    (402) 444-1630

(Registrant's telephone number, including area code)

               Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)

Effective February 9, 2005, Michael J. Draper was appointed as Chief Financial Officer of America First Apartment Investors, Inc. (the "Registrant").  Mr. Draper joined America First Companies LLC ("America First"), the parent company of the Registrant's external advisory company, in March 2004, and was appointed as the Registrant's Controller in April 2004.  He has also served as the Chief Financial Officer of America First since September 2004.   In connection with the appointment, Mr. Draper replaces Mark A. Hiatt as Chief Financial Officer of the Registrant.  Mr. Hiatt remains with the America First organization and has been promoted to the position of President of America First's newly formed affiliate, America First Real Estate Group LLC.

Prior to joining America First, Mr. Draper, age 39, served as Chief Financial Officer of Transgenomic, Inc., a publicly-traded biotechnology company based in Omaha, Nebraska from May 2003 through March 2004 and as Controller from April 2000 through April 2003.  Prior to joining Transgenomic, Inc., Mr. Draper was a business consultant providing accounting, business and systems consulting to corporations.

There have been no transactions since the beginning of the Registrant's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Registrant or any of its subsidiaries was, or is to be, a party in which Mr. Draper, or any member of his immediate family, had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA FIRST APARTMENT INVESTORS, INC.

By /s/ John H. Cassidy
John H. Cassidy,
President and Chief Executive Officer

Date:  February 15, 2005